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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. _______) of Affiliated Computer Services, Inc. of our report dated July 27, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated in the Annual Report on Form 10-K for the fiscal year ended June 30, 1999. We also consent to the incorporation by reference of our report dated July 27, 1999 relating to the financial statement schedules, which appears in the Annual Report on Form 10-K for the fiscal year ended June 30, 1999.


/s/ PRICEWATERHOUSECOOPERS LLP


Dallas, Texas
August 28, 2000